EXHIBIT 4.3
AMENDMENT NO. 1 TO INVESTOR’S RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 TO INVESTOR’S RIGHTS AGREEMENT is entered into effective this 3rd day of October, 2006 (this “Amendment No. 1”), by and among Cardiovascular Systems, Inc., a Minnesota Corporation (the “Company”) , ITX International Equity Corp., a Delaware corporation (“ITX”), and the Investors signatory hereto.
RECITALS
     WHEREAS, this Amendment No. 1 amends an Investor’s Rights Agreement, dated July 19, 2006 (the “Investor’s Rights Agreement”) by and between the Company and the “Investors” set forth on Schedule A thereto and “Stockholders” set forth on Schedule B thereto;
     WHEREAS, the Company has agreed to sell 350,263 shares of Series A Convertible Preferred Stock and a warrant to purchase up to 49,737 shares of Series A Convertible Preferred Stock to ITX in accordance with the terms of that certain Stock Purchase Agreement by and between the Company and ITX of even date herewith (the “Stock Purchase Agreement”);
     WHEREAS, on September 25, 2006, the Company’s Board of Directors approved the sale of $2,000,000 of Series A Convertible Preferred Stock to ITX and the transactions contemplated by the Stock Purchase Agreement including this Amendment No. 1; and
     WHEREAS, Investors executing this Amendment No. 1 hold at least 66 2/3% of the combined voting power of the outstanding shares of Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 1, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below:
1.	Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Investor’s Rights Agreement.

2.	Schedule A is hereby amended in its entirety as follows and ITX shall be deemed an Investor as that term is used in the Investor’s Rights Agreement:
Investors

	Series A	Series A	Aggregate
Name of Investor	Preferred Shares	Preferred Warrant	Purchase Price
Easton Hunt Capital Partners, L.P.	612,960	87,040	$3,500,000.00
Easton Hunt Partners, LP	612,960	87,040	$3,500,000.00
Maverick Fund, L.D.C.	770,212	109,370	$4,397,910.52
Maverick Fund USA, Ltd.	310,952	44,155	$1,775,535.92
Maverick Fund II, Ltd.	670,149	95,161	$3,826,550.79
Mitsui & Co. Venture Partners II, L.P.	675,148	95,871	$3,855,095.96
ITX International Equity Corp.	350,263	49,737	$2,000,000.00
Total	4,002,644	568,374	$22,855,093.19

3.	This Amendment No. 1 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any counterpart or other signature to this Amendment No. 1 that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment No. 1.

4.	Except as set forth herein, all other terms and conditions of the Investor’s Rights Agreement remain the same.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Investor’s Rights Agreement effective the date first written above.

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Michael J. Kallok
	Name:	Michael J. Kallok, Ph.D.
	Title:	Chief Executive Officer and President

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Investor’s Rights Agreement effective the date first written above.

EASTON HUNT CAPITAL PARTNERS, L.P.

By:	EHC GP, L.P. its General Partner
By:	EHC GP, Inc., its General Partner

By:	/s/ John H. Friedman
Name: John H. Friedman
Title: President

EASTON CAPITAL PARTNERS, LP

By:	ECP GP, LLC
By:	ECP GP, Inc., its Manager

By:	/s/ John H. Friedman
Name: John H. Friedman
Title: President

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Investor’s Rights Agreement effective the date first written above.

MAVERICK FUND, L.D.C.
By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ Christy Wyskiel
	Name:	Christy Wyskiel
	Title:	Managing Director

MAVERICK FUND USA, LTD.
By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ Christy Wyskiel
	Name:	Christy Wyskiel
	Title:	Managing Director

MAVERICK FUND II, LTD.
By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ Christy Wyskiel
	Name:	Christy Wyskiel
	Title:	Managing Director

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Investor’s Rights Agreement effective the date first written above.

MITSUI & CO. VENTURE PARTNERS II, L.P.
By:	Mitsui & Co. Venture Partners, Inc.
Its General Partner

By:	/s/ Koichi Ando
	Name:	Koichi Ando
	Title:	President & CEO

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Investor’s Rights Agreement effective the date first written above.

ITX INTERNATIONAL EQUITY CORP.
By:	/s/ Takehito Jimbo
	Name:	Takehito Jimbo
	Title:	President and Chief Executive Officer